UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 30, 2016

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:   (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authorization granted by our stockholders at our Annual Meeting of stockholders held on May 24, 2016, our Board of Directors approved a 1-for-12 reverse stock split of our issued and outstanding shares of common stock, par value $0.0001 per share. We filed with the Secretary of State of the State of Delaware a Certificate of Amendment of our Certificate of Incorporation to implement the reverse stock split effective as of June 30, 2016 at 4:30 p.m. Eastern time (the “Split Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

At the Split Effective Time, all shares of our common stock issued and outstanding immediately prior to the Split Effective Time were automatically reclassified into a smaller number of shares such that each twelve shares of issued common stock immediately prior to the Split Effective Time were reclassified into one share of common stock. No fractional shares will be issued, and in lieu thereof, one whole share will be issued.

To reflect the reverse stock split, proportional adjustments will be made to our outstanding warrants and options and our equity compensation plan.  The reverse stock split will not affect the par value per share of our common stock (which remains at $0.0001 per share) or the total number of shares of common stock that we are authorized to issue pursuant to our Certificate of Incorporation, as amended, which remains at 100,000,000 shares. VStock Transfer, LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of Certificate of Incorporation of Aytu Bioscience, Inc., effective June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer